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EXHIBIT 4.2



                       [FORM OF WARRANT CERTIFICATE]
                              CUSIP __________
                              ________ WARRANTS
                         VOID AFTER __________, 2003
               CLASS E STOCK PURCHASE WARRANT CERTIFICATE
                        FOR PURCHASE OF COMMON STOCK

                               FIBERCHEM, INC.

WE-

This certifies that FOR VALUE RECEIVED____________________

Or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Class E Common Stock Purchase Warrants ("Class E Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.0001 per share ("Common Stock") of FiberChem, Inc., a Delaware corporation (the "Company") at any time prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate offices of Corporate Stock Transfer, Inc. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $.25 per share through October__, 1999; $.35 per share from October __, 1999 through October__, 2000; $.50 per share from October __, 2000 through October__, 2001; $.70 per share from October __, 2001 through October__, 2002; and $.90 per share from October __, 2002 through October__, 2003 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to FiberChem, Inc. The Company may, at its election reduce the Purchase Price.

     This Warrant Certificate and each Class E Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated October __, 1998, by and between the Company and Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price of the number of shares of Common Stock subject to purchase upon the exercise of each Class E Warrant represented hereby are subject to modification or adjustment.

     Each Class E Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class E Warrants represented hereby, the Warrant Agent shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 P.M. (M.S.T.) on October__, 2003. If such


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date shall in the State of Colorado be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (M.S.T.) the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

     The Company shall have the right at any time to extend the Expiration Date, or any extension thereof, of the Warrants without notice to the Warrant holders, as provided in the Warrant Agreement.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Class E Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Class E Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     Subject to the provisions of the Warrant Agreement this Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class E Warrants, each of such new Warrant Certificates to represent such number of Class E Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment, together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class E Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company or to receive any notice except as provided in the Warrant Agreement.

     Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class E Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or Warrant Agent) for all purposes and shall not be affected by any notice or knowledge to the contrary.

     As provided in the Warrant Agreement, this Class E Warrant may be redeemed by the Company for $.05 per warrant if for any period of thirty (30) consecutive trading days during such period the last reported sales price of the Company's Common Stock for each such trading day during such period is at least 200% of the then current exercise price.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a


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facsimile of its corporate seal to be imprinted hereon.

                                               FIBERCHEM, INC.


Dated                                          By
      --------------------------                  -----------------------------
                                                  Geoffrey F. Hewitt, President

                                               By
                                                  ------------------------------
                                                  Melvin W. Pelley, Secretary

Countersigned:
Corporate Stock Transfer, Inc.
370 17th Street, Suite 2350
Denver, CO 80202-4614

By
   ----------------------------


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                              FIBERCHEM, INC.
                             Subscription Form
                  To Be Executed by the Registered Holder
                   in Order to Exercise Class E Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise____ Class E Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class E Warrants, and requests that certificates for such securities shall be issued in the name of______________________

PLEASE INSERT SOCIAL SECURITY OR TAX
       IDENTIFICATION NUMBER

                                         and be delivered to

_______________________________________  ______________________________________

_______________________________________  ______________________________________

_______________________________________  ______________________________________

_______________________________________  ______________________________________
[please print or type name and address]  [please print or type name and address]


and if such number of class E Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Class E Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

     The undersigned represents that the exercise of the within Class E Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by a NASD member, please write "unsolicited" in the space below.

           __________________________________

              (Name of NASD Member)

Dated: ________________________________   x _______________________________

                                            _______________________________

                                            _______________________________
                                                        Address


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___________________________________         _________________________________

Taxpayer identification Number              Signature Guaranteed
                                            _____________________


                                  ASSIGNMENT
                    To Be Executed by the Registered Holder
                      in Order to Assign Class E Warrants

FOR VALUE RECEIVED,___________________________________________________________
                    PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER hereby sells, assigns and transfers unto ______________________________________
                                            [print or type name and address]
of the Class E Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _______________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:________________                         x ___________________________
                                                   Signature Guaranteed
                                                 ___________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO
THE NAME AS WRITTEN UPON THE FACE OF THIS CLASS E WARRANT CERTIFICATE IN
EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.


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